Exhibit 99.B(d)(5)(ii)

April 4, 2008

ING Series Fund, Inc.

ING Strategic Allocation Portfolios, Inc.

7337 East Doubletree Ranch Road

Scottsdale, Arizona 85258-2034

Re:          Expense Limitations

Ladies and Gentlemen:

By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, ING Investments, LLC (“IIL”), the Adviser to ING Strategic Allocation Conservative Fund, ING Strategic Allocation Growth Fund, and ING Strategic Allocation Moderate Fund, each a series of ING Series Fund, Inc., and ING VP Strategic Allocation Conservative Portfolio, ING VP Strategic Allocation Growth Portfolio, and ING VP Strategic Allocation Moderate Portfolio, each a Series of ING Strategic Allocation Portfolios, Inc. (collectively, the “Funds”), agrees that as a result of the conversion of each of the Funds to a fund-of-funds structure, IIL shall, from April 4, 2008 through and including April 4, 2011, waive all or a portion of its investment management fee and/or reimburse expenses in amounts necessary so that after such waivers and/or reimbursements, the maximum total operating expense ratios of the Funds shall be reflected as below:

	Maximum Operating Expense Limit(1) (as a percentage of average net assets)
Name of Fund	Class A	Class B	Class C	Class I	Class O	Class R	Class S
ING Strategic Allocation Moderate Fund Term Expires April 7, 2011	1.20%	1.95%	1.95%	0.95%	1.20%	N/A	N/A

ING Strategic Allocation Growth Fund Term Expires April 7, 2011	1.25%	2.00%	2.00%	1.00%	1.25%	N/A	N/A

ING Strategic Allocation Conservative Fund Term Expires April 7, 2011	1.15%	1.90%	1.90%	0.90%	1.15%	N/A	N/A

(1)  These operating expense limits take into account operating expenses incurred at the underlying Fund level.

7337 East Doubletree Ranch Road	Tel: 480.477.3000	ING Investments, LLC
Scottsdale, AZ 85258-2034	Fax: 480.477.2700
www.ingfunds.com

	Maximum Operating Expense Limit(1) (as a percentage of average net assets)
Name of Fund	Class A	Class B	Class C	Class I	Class O	Class R	Class S
ING VP Strategic Allocation Moderate Portfolio Term Expires April 7, 2011	1.20%	N/A	N/A	0.70%	N/A	N/A	0.95%

ING VP Strategic Allocation Growth Portfolio Term Expires April 7, 2011	1.21%	N/A	N/A	0.71%	N/A	N/A	0.96%

ING VP Strategic Allocation Conservative Portfolio Term Expires April 7, 2011	1.15%	N/A	N/A	0.65%	N/A	N/A	0.90%

(1)  These operating expense limits take into account operating expenses incurred at the underlying Fund level.

Please indicate your agreement to this reduction in fee by executing below in the place indicated.

ING Investments, LLC
		By:	/s/ Todd Modic
Todd Modic
Senior Vice President
Accepted:

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Series Fund, Inc.
ING Strategic Allocation Portfolios, Inc.